UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

          Date of Report (Date of earliest event reported): 12/30/2003
                          --------------------------



                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

                          --------------------------



England and Wales               33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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



Item No. 5     Press release dated (30 December, 2003) - Holding(s) in Company

Goldman Sachs International
Peterborough Court
133 Fleet Street
London
EC4A 2BB

Direct Line 020 7774 1000

29 December 2003


The Company Secretary
Marconi Corporation Plc
4th Floor, Regents Place
338 Euston Road
London
NW1 3BT


Dear Sir / Madam,

UK Companies Act 1985 - Section 198-203 - Marconi Corporation Plc

This notification relates to issued ordinary shares in the capital of Company ("shares") and is given to fulfilment of the obligations imposed by sections 198 to 203 of the Companies Act 1985 (the "Act").

It has come to our attention that following the capital restructure at close of business on 23 December 2003, The Goldman Sachs Group Inc., of 85 Broad Street, New York, NY1004, USA was interested in 14,069,538 shares.

Of these 14,069,538 shares,

a) The interest in 8,002,485 shares arose from the interest held by Goldman Sachs & Co acting as custodian. These shares are, or will be, registered in the name of Goldman Sachs Securities (Nominees), Limited.

b)   The interest in 8,662 shares arose from the interest held by Goldman
     Sachs & Co., acting as custodian of 4,331 American Depositary Receipts ("ADRs"). These ADRs are, or will be, held at the Depositary Trust Company of New York.

c) The interest in 6,058,329 shares arose from a beneficial interest held by Goldman Sachs International. These shares are, or will be, registered at CREST in account CREPTEMP.

A copy of this fax is being sent to you by post. Please do not hesitate to contact me should you have any questions.

Yours faithfully,

For and on behalf of
The Goldman Sachs Group, Inc.


END

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: December 30, 2003